Robert O. Sheppard                          Lincoln Financial Group
Second Vice President                       Lincoln Life & Annuity
and General Counsel                         Company of New York

                                            120 Madison Street, Suite 1700
                                            Syracuse, NY 13202-2802
                                            Telephone: (315) 428-8420
                                            Facsimile:   (315) 428-8416

May 4, 2001


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0506

Re: Lincoln Life & Annuity Flexible Premium Variable Life Account M (the "Account") Lincoln Life & Annuity Company of New York ("LLANY") Pre-Effective Amendment Number 1, File No. 333-52194

Dear Sir or Madam:

As Second Vice President and General Counsel of Lincoln Life & Annuity Company of New York ("LLANY"), I am familiar with the actions of the Board of Directors of LLANY, establishing the Account and its method of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933, (and amendments thereto) for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.

In the course of preparing this opinion, I have reviewed the Charter and the By-Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on such review, I am of the opinion that the variable life insurance policies (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.

I further consent to the use of this opinion as an Exhibit to Pre-Effective Amendment No. 1 to said Registration Statement and to the reference to me under the heading "Experts" in said Registration Statement, as amended.

Very truly yours,

/s/ Robert O. Sheppard

Robert O. Sheppard
Second Vice President
and General Counsel